Exhibit 99.3

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  June 30, 2004

Schedule of Cash Receipts and Disbursements

			Payroll CCS Staff	Comerica Sweep Acct 1880863053	Current Month	Cumulative
	Concentration	Payroll			Actual	Actual

Cash Balance Beginning	$19,025	$(442,162)	$(960)	$(24,584)	(448,681)	$(3,589)

Recepits
Cash sales					—	—
Accounts Receivable	4,480,184				4,480,184	92,320,417
Loans and Advances					—	14,016,451
Sale of Assets					—	—
Other - Cash Transfers from Related Companies		2,514,844	526,808	334,394	3,376,045	83,447,361
Total Receipts	4,480,184	2,514,844	526,808	334,394	7,856,229	189,784,230

Disbursements
Net Payroll		(2,135,183)	(528,021)		(2,663,204)	(63,529,827)
Payroll Taxes	—				—	(6,181,505)
Sales, Use and Other Taxes					—	—
Inventory Purchases	—				—	(7,597,573)
Rents and Lease Payments					—	—
Bank Charges		(7,784)			(7,784)	(1,085,394)
Administrative & Selling	—			(362,325)	(362,325)	(10,205,135)
Other - Cash Transfers to Related Companies	(4,482,613)				(4,482,613)	(101,242,185)
					—
Professional Fees					—	(24,150)
U.S. Trustee Fees					—	(23,250)
Court Costs					—	—
Total Disbursements	(4,482,613)	(2,142,968)	(528,021)	(362,325)	(7,515,926)	(189,889,019)

Net Cash Flow	(2,429)	371,876	(1,213)	(27,931)	340,303	(104,789)

Cash End of Month	$16,596	$(70,286)	$(2,174)	$(52,515)	$(108,378)	$(108,378)

Chartwell Community Services, Inc.

Case #02-88570

STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended June 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$4,690,278	$92,312,724

Net Revenues	4,690,278	92,312,724

Operating Expenses:
Cost of Services	3,600,103	73,137,987

Gross Margin	1,090,175	19,174,737
	23.2%	20.8%

General and administrative expenses:
Personnel costs	277,687	6,125,170
Occupancy costs	64,910	1,342,841
Bad debt expense	20,877	398,943
Other	84,653	2,519,938

Total General and Administrative Expenses	448,127	10,386,892

Income from Operations	642,048	8,787,845

Other Expenses (Income):
Interest expense	50	1,823
Depreciation and amortization	6,822	217,001
Other expense (income)	267,685	15,616,263

Other Expenses - Net	274,557	15,835,087

Income (Loss) before Reorganization Items	367,491	(7,047,242)

Reorganization Items:
Professional fees	—	—
Other	3,333	70,060

Reorganization Expenses - Net	3,333	70,060

Income(Loss) Before Income Tax Provision	364,158	(7,117,302)

Income Tax Provision	—	—

Net Income (Loss)	364,158	(7,117,302)

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period: June 30, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date
Assets
Current Assets

Unrestricted Cash and Equivalents	$(108,378)	$123,589
Accounts Receivable(net)	5,120,903	5,378,310
Inter Company with Related Parties	12,209,321	19,791,662
Prepaid Expenses and Other Current Asseta	282,447	35,891
Total Current Assets	$17,504,293	$25,329,452

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	$127,579	$302,398

Other Assets

Goodwill (net)	$9,700,000	$—
Intangible Asset	17,800,000
Deposits and Other Assets	112,896	99,768
Total Other Assets	$27,612,896	$99,768

Total Assets	$45,244,768	$25,731,618

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$349,992	$303
Accrued Payroll and Benefit Costs	4,396,089	$97,117
Accrued Other	33,166	5,939
Total Post-Petition Liabilities	$4,779,247	$103,359

Liabilities Under Compromise
Unsecured Debt		$9,150,893
Secured Debt	4,440,268	4,440,268
Accounts Payable	703,386	662,516
Accrued Payroll and Other Liabilities	701,520	4,850,488
Total Pre-Petition Liabilities	$5,845,174	$19,104,165

Total Liabilities	$10,624,421	$19,207,524

Equity
Additional Paid in Capital	$35,218,893	$—
Accumulated (Deficit) Retained Earnings	(598,546)	6,524,094
Total Equity	$34,620,347	$6,524,094

Total Liabilities & Equity	$45,244,768	$25,731,618

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  June 30, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(87,210)	$(130,469)	$(10,888)	$(5,465)	$(234,032)
Accrued Accounts Payable	(115,960)				(115,960)
Accrued Salaries	(3,750,550)				(3,750,550)
Accrued Paid Time Off	(236,614)				(236,614)
Accrued Workers Comp	(97,968)				(97,968)
Accrued Expenses	(20,617)				(20,617)
Accrued Sales Tax	(12,550)				(12,550)
Accrued Payroll Taxes	(310,957)				(310,957)

Total Post Petition Debts	$(4,632,426)	$(130,469)	$(10,888)	$(5,465)	$(4,779,248)

1)         Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)         Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close.  These items will be paid in the future based on vendor terms.

3)         Post Petition Salaries were paid in Jul-04 in accordance with established payroll cycle.

4)         Post Petition Paid Time Off will be paid in future payrolls based on approved PTO taken by active employees.

5)         Accrued Workers Compensation will be paid in accordance with financing terms.

6)         Accrued expenses represent expenses which will be paid based on A/P vendor terms.

7)         Accrued estimate for franchise and sales tax to be paid when returns are filed.

8)         Accrued Payroll Taxes were paid in Jul-04 in accordance with established payroll cycle.

Chartwell Community Services, Inc.

June 30, 2004

Case No.02-88570

Accounts Receivable Reconciliation & Aging

Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$4,963,781
Add: Amount Billed during the Period	4,661,269
Less : Revenue Adjustments	17,489
Less: Account Receivable Write -offs	(15,846)
Less: Amount Collected during the Period	(4,569,978)
Total Accounts Receivable At End Of Reporting Period	$5,056,716

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$4,661,269
31 - 60 Days Old	213,553
61 - 90 Days Old	29,064
91 + Days Old	152,829
Total Aged Accounts Receivable	$5,056,716

Accounts Receivable Reconciliation To General Ledger

Account Receivable Per Aging Report	$5,056,716
Add: Unbilled Accounts Receivable	103,620
Add: Private Pay Accounts Receivable	38,434
Less: Allowance for Uncollectible Accounts	(77,866)

Total Accounts Receivable Per General Ledger	$5,120,903